UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2007

PREMIERE PUBLISHING GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50370

State of Nevada	11-3746201
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

217 Broadway, Suite 412, New York, NY 10007
(Address of principal executive offices, including zip code)

(212) 481-1005
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Section 5 – Corporate Governance and Management

Item 5.02 – Election of Directors

The following persons were appointed on December 14, 2007 to newly created vacancies pursuant to the provisions of the Company’s By-Laws, to hold office until the next annual meeting of stockholders or until their successors are elected.

Christopher A. Giordano - Mr. Giordano is the owner of Birchwood Capital Advisors, Inc., which provides financial and business consulting services to small businesses.  From 1983 to 1990, Mr. Giordano was in the asset management department of both Paine Webber and Smith Barney.  Subsequently, Mr. Giordano owned Manchester Rhone Securities, a stock brokerage firm, until its sale in 1991.  Mr. Giordano also served as the director of corporate finance at M.S. Farrell & Company from 1992 through 1993.  Mr. Giordano is a shareholder of Totowa Consulting Group, Inc., a consultant and shareholder of the Company.

Omar G. Barrientos - Mr. Barrientos is President, Treasurer and the sole Director of Totowa Consulting Group, Inc. a consultant and shareholder of the Company.  He was the President, treasurer and a director of U.S.A. Sunrise Beverages Inc., from August 1990, until September 2002.  From September 2002 to June 2006 Mr. Barrientos was the president, treasurer and a director of Sunrise U.S.A. Incorporated. Mr. Barrientos received a license as a Real Estate Mortgage Broker under the South Dakota Banking Commission in 1981 and was the principal of Ombar Financial Services, and its affiliates Tri-Star Financial Services Brokerage and Moody Trust Co., in Rapid City SD.  From 1986 to 1990, Mr. Barrientos served as president of Mexico U.S.A. (a chain of Mexican restaurants) located in Rapid City, SD.  Mr. Barrientos is the owner of 1,000,000 shares of the Company's common stock.

On August 7, 2007 the Company entered into a Consulting Agreement together with an Investors Rights Agreement with Totowa Consulting Group, Inc. (“Totowa”). The agreements provide for Totowa to assist the Company in its negotiations with creditors and to advise the Company as to financing, cash flow management and business and financial planning.  The term of the Consulting Agreement is for 24 months with a monthly fee of $20,000 and provides for the payment of the first seven months in advance with the issuance of 28,000,000 shares of restricted fully vested common stock.  The shares issued to Totowa constituted approximately 51.87% of the total shares of common stock outstanding at the time of issuance.  The Investors Rights Agreement includes a provision that requires the Company sell additional shares to Totowa in the event its ownership interest in the Company’s voting common stock falls below 51% at any time during the seven year period following the date of the Agreement.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

Effective December 14, 2007 the Board of Directors (the “Board”) of Premiere Publishing Group, Inc. adopted the First Amended and Restated By-Laws (the “Amendment”).

The full text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

(d)     Exhibits

Exhibit No.	Exhibit

3.1 *	First Amended and Restated By-Laws of Premiere Publishing Group, Inc. dated December 14, 2007

* Filed herewith

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE PUBLISHING GROUP, INC

Date: December 17,  2007

By:

/s/    MICHAEL JACOBSON
Michael Jacobson, President

Exhibit Index

Exhibit No.	Exhibit

3.1 *	First Amended and Restated By-Laws of Premiere Publishing Group, Inc. dated December 14, 2007

* Filed herewith